CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated March 15, 2005, accompanying the financial statements included in the Annual Report of Trycera Financial, Inc. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Trycera Financial, Inc. on Form S-2 (File No. 333-121651).

/s/ Chisholm, Bierwolf & Nilson LLC

CHISHOLM, BIERWOLF & NILSON LLC

Bountiful, Utah
April 14, 2005